EXHIBIT 2.4

                               AGREEMENT OF MERGER


           This AGREEMENT OF MERGER is entered into as of April 6, 2004, by and between LensCard International Limited, a British Virgin Islands International Business Company (the "Disappearing Corporation"), and LensCard Corporation, a Delaware corporation (the "Surviving Corporation"), and is made with reference to the following:

           WHEREAS, the Disappearing Corporation is a business corporation incorporated under the laws of the British Virgin Islands with its Registered Office being the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands;

           WHEREAS, the total authorized share capital of the Disappearing Corporation is US $50,000 divided into 50,000 shares of US $1.00 each, with one vote per share, 10,000 of which are issued and outstanding;

           WHEREAS, the total number of shares of capital stock which the Surviving Corporation has authority to issue is 12,000,000, par value $.001 per share, consisting of 9,250,000 shares of Common Stock, par value $0.001 per share, none of which are issued and outstanding, and 2,750,000 shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding; and

           WHEREAS, the International Business Companies Act of the British Virgin Islands (the "IBCA") permits a merger of a British Virgin Islands International Business Company with and into a business corporation of another jurisdiction; and

           WHEREAS, Sections 252, et. seq. of the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

           WHEREAS, the Board of Directors of the Disappearing Corporation and the Board of Directors of the Surviving Corporation, together with the holder(s) of at least a majority of the issued and outstanding shares of capital stock of each of the Disappearing Corporation and the Surviving Corporation, deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge the Disappearing Corporation with and into the Surviving Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, the IBCA, and upon the terms and conditions hereinafter set forth;


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           WHEREAS, the transactions contemplated by this Agreement are part of a series of integrated, mutually dependent transactions, which are set forth in the transaction documents listed on Exhibit A attached hereto.



           NOW, THEREFORE, for good and valid business purposes, and in consideration of the promises and of the mutual agreement of the parties hereto, being thereunto duly entered into by the Disappearing Corporation and approved by resolutions adopted by its Board of Directors and the holder(s) of at least a majority of its issued and outstanding capital stock, and being thereunto duly entered into by the Surviving Corporation and approved by a resolution adopted by its Board of Directors and the holders of at least a majority of its issued and outstanding capital stock, the Agreement and Plan of Merger and the terms and conditions thereof, and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter set forth:

                                    AGREEMENT

           1. The Disappearing Corporation and the Surviving Corporation shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and the IBCA, be merged with and into a single corporation, to wit, the Surviving Corporation, which shall be the Surviving Corporation from and after the effective time of the merger, and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of the Disappearing Corporation shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

           2. The Certificate of Incorporation of the Surviving Corporation as the same shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for shall continue to be the Certificate of Incorporation of said Surviving Corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

           3. The present by-laws of the Surviving Corporation will be the by-laws of said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

           4. The Board of Directors and officers of the Surviving Corporation in office immediately prior to the effective time of the merger shall be the Board of Directors and officers of the Surviving Corporation immediately following the effective time of the merger, who shall hold such respective directorship and offices in the Surviving Corporation until their respective tenures are otherwise terminated in accordance with the by-laws of the Surviving Corporation.

           5. At the effective time of the merger, each issued and outstanding share of capital stock of the Disappearing Corporation shall automatically and without any action on the part of any holder thereof be converted into 100 fully-paid and nonassessable shares of common stock of the Surviving Corporation.

           6. At the effective time of the merger, the Surviving Corporation shall assume all of the obligations and liabilities of the Disappearing Corporation.


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           7. In the event this Agreement and Plan of Merger shall have been fully approved and adopted on behalf of the Disappearing Corporation in accordance with the provisions of the IBCA and on behalf of the Surviving Corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the British Virgin Islands and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the British Virgin Islands and the State of Delaware and elsewhere to effectuate the merger herein provided for.

           8 The effective time of this Agreement and Plan of Merger, and the time at which the merger herein agreed upon shall become effective in the State of Delaware, shall be the date of filing the Certificate of Merger with the Secretary of State of Delaware.

           9 Notwithstanding the full approval and adoption of this Agreement and Plan of Merger, this Agreement and Plan of Merger may be terminated and the merger herein provided for abandoned at any time prior to the filing hereof with the Secretary of State of Delaware or at any time prior to the filing of any requisite merger documents with the governing authority as provided by applicable law of the British Virgin Islands.


                        [SIGNATURES FOLLOW ON NEXT PAGE]


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           IN WITNESS WHEREOF, this Agreement and Plan of Merger is hereby executed on behalf of each of the constituent corporations party hereto as of the date first written above.

 "Disappearing Corporation"

LensCard International Limited,
a British Virgin Islands International
Business Company

By:/s/ Luc Berthoud
-------------------
Name:  Luc Berthoud
Title:  Director

Attest:

/s/ Alan Finkelstein
--------------------
           Alan Finkelstein

/s/ Forest Finkelstein
-----------------------------------
    Forest Finkelstein

/s/ Brad Ross
-------------
    Brad Ross

The Berthoud Family Trust,
A British Virgin Islands Trust

By:        Merco Trustees (BVI) Limited,
           As Trustee of the Berthoud Family Trust

           By:  _____________________________

"Surviving Corporation"

                             LENSCARD CORPORATION,
a Delaware corporation

By:/s/ Alan Finkelstein
-----------------------
Name:  Alan Finkelstein
Title:  Chief Executive Officer

Attest:

/s/ Alan Finkelstein______________
           Alan Finkelstein, Secretary


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                                    EXHIBIT A

              INTEGRATED, MUTUALLY DEPENDENT TRANSACTION DOCUMENTS

1. Exchange Agreement, by and among LCC, on the one hand, and Ross, Finkelstein and Michael Paradise (collectively, the "PSA Owners"), on the other hand, pursuant to which the PSA Owners will transfer all of their rights, title and interests in and to the US Future Payments and the International Future Payments (each as defined therein), to LCC in exchange for an aggregate of 5,500,000 newly issued shares of LCC common stock.

2. Exchange Agreement, by and between LCC and PSA Co., Inc., a Delaware corporation, pursuant to which LCC will transfer to PSA Co., Inc. all of LCC's right, title and interest in and to the PSA Assets, in exchange for 25,000 shares of common stock of PSA Co., Inc.
3. Exchange Agreement, by and among LCC, on the one hand, and LCUS and each of the members of LCUS, on the other hand, pursuant to which the LCUS members will transfer their LCUS membership interests in their entirety to LCC, in exchange for an aggregate of 1,000,000 shares of LCC common stock.